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                                                                   EXHIBIT 10.77

                            STOCK TRANSFER AGREEMENT

        This Stock Transfer Agreement (the "Agreement") is made and entered into as of April 19, 2002, by and between Elex N.V., a Belgian corporation ("Transferor") and Catalyst Semiconductor, Inc., a Delaware corporation ("Transferee").

                                    AGREEMENT

        The parties hereby agree as follows:

        1. TRANSFER AND SALE. Subject to the terms and conditions of this Agreement, Transferor agrees to transfer and sell 1,500,000 shares of Common Stock of Transferee standing in Transferor's name on Transferee's books and represented by Certificate No(s). FBU 1598 (the "Shares") to Transferee, and Transferee agrees to purchase the Shares from Transferor, as of the Closing Date (as defined below), at a purchase price of US $3.1255 per share.

        2. CLOSING. The transfer and sale of the Shares pursuant to this Agreement shall occur simultaneously with the execution of this Agreement by the parties or as soon thereafter as possible (the "Closing Date"). On the Closing Date, Transferor shall deliver to Transferee the original certificate or certificates representing the Shares, registered in the name of Transferor, duly endorsed by Transferor for transfer to Transferee or accompanied by an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit A executed by Transferor in favor of Transferee (and guaranteed by bank or gold medallion signature or such other method as is required by Transferee's transfer agent in order to facilitate the transfer of the Shares) against payment of the aggregate purchase price for the Shares of $4,688,250, which shall be paid by wire transfer to an account designated by Transferor.

        3. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR. In connection with the transfer of the Shares to Transferee, Transferor hereby represents and warrants that:

               (a) Transferor is the sole beneficial owner of the Shares;

               (b) Transferor owns the Shares free and clear of any liens or encumbrances (other than restrictions on transfer under applicable state and federal laws and any restrictions under the Original Agreements (as defined below));

               (c) Transferor has good and marketable title to the Shares and the right and authority to sell the Shares to the Transferee pursuant to this Agreement and without any third party consent;

               (d) All corporate action on the part of Transferor necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Transferor hereunder, including delivery of the Shares, and this Agreement when executed by Mr. Duchatelet on behalf of Transferor, shall constitute valid and legally binding obligations of Transferor, enforceable against Transferor in accordance the terms of this Agreement;


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               (e) Transferor has complied and shall continue to comply with all of its obligations contained in the Original Agreements; and

               (f) Transferor will cooperate with Transferee in the completion and filing of all applicable filings which may be required to be made with the Securities and Exchange Commission in connection with this transaction pursuant to the Exchange Act of 1934, as amended.

        4. REMAINING SHARES. The transfer and sale of the Shares by Transferor to Transferee pursuant to the terms of this Agreement shall in no way alter any of Transferor's obligations which are set forth in (i) the Common Stock Purchase Agreement dated as of May 3, 1998 entered into by and between Transferor and Transferee; (ii) the Common Stock Purchase Agreement dated as of September 14, 1998 entered into by and between Transferor and Transferee; and (iii) the Amended and Restated Standstill Agreement by and between Transferor and Transferee dated as of September 14, 1998 (collectively, the "Original Agreements") including without limitation, with respect to any of the remaining four million (4,000,000) shares of Transferee's Common Stock which were purchased by Transferor pursuant to the Original Agreements and which continue to be held by Transferor and any shares of Transferee's Common Stock that are purchased on and after the Closing Date in accordance with the Original Agreements (the "Standstill Shares"). Further, in no way shall Transferee's execution of this Agreement constitute a waiver by Transferee with respect to any rights it may have with respect to the Standstill Shares pursuant to the Original Agreements.

        5. MISCELLANEOUS.

               (a) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

               (b) ENTIRE AGREEMENT; AMENDMENT. Except as expressly set forth herein, this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.

               (c) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax (as evidenced by sender's confirmation receipt) or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

               (d) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.


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        The parties have executed this Stock Transfer Agreement as of the date first set forth above.

                               ELEX N.V.

                               /s/ Roland Duchatelet
                               ------------------------------------
                               By:  Roland Duchatelet
                               Its:  Chairman of the Board

                               CATALYST SEMICONDUCTOR, INC.

                               /s/ Radu M. Vanco
                               ------------------------------------
                               By: Radu M. Vanco
                               Its:  President and Chief Executive Officer




                   SIGNATURE PAGE TO STOCK TRANSFER AGREEMENT


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                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED and pursuant to that certain Stock Transfer Agreement by and between the undersigned ("Transferor") and Catalyst Semiconductor, Inc. (the "Company") dated April 19, 2002 (the "Agreement"), Transferor hereby sells, assigns and transfers unto the Company 1,500,000 shares of the Common Stock of the Company standing in Transferor's name on the Company's books and represented by Certificate No(s). FBU 1598, and does hereby irrevocably constitute and appoint EquiServe Trust Company N.A. to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated:

                                            Signature:

                                            ELEX N.V.


                                            --------------------------------
                                            By:  Roland Duchatelet
                                            Its:  Chairman of the Board